Exhibit 1.4

                               AMEREN CORPORATION

                                   12,000,000

             9.75% ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               February 26, 2002



Goldman, Sachs & Co.
Lehman Brothers Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
c/o   Goldman, Sachs & Co.
      85 Broad Street
      New York, New York 10004

Ladies and Gentlemen:

         Ameren Corporation, a Missouri corporation (the COMPANY), hereby confirms its agreement with you, as underwriters (the UNDERWRITERS), with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 9.75% Adjustable Conversion-Rate Equity Security Units of the Company (the EQUITY UNITS), set forth in Schedule I attached hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 1,800,000 additional Equity Units. The aforesaid 12,000,000 Equity Units (the INITIAL SECURITIES) to be purchased by the Underwriters and all or any part of the 1,800,000 Equity Units subject to the option described in Section 1(b) hereof (the OPTION SECURITIES) are hereinafter called, collectively, the SECURITIES.

         Each Equity Unit will have a stated amount of $25 and will initially be comprised of (a) a purchase contract (a PURCHASE CONTRACT) under which the holder will purchase from the Company on May 15, 2005 a number of shares (the ISSUABLE COMMON STOCK) of common stock, par value $.01 per share, of the Company (the COMMON STOCK) equal to the Settlement Rate as set forth in the Purchase Contract Agreement (each as defined herein) and (b) beneficial ownership of a Note due May 15, 2007 (the SENIOR NOTES) of the Company, having a principal amount of $25.

         In accordance with the terms of the Purchase Contract Agreement to be dated as of March 1, 2002 (the PURCHASE CONTRACT AGREEMENT), between the Company and The Bank of New York, as purchase contract agent (the PURCHASE CONTRACT AGENT), the Senior Notes constituting a part of the Equity Units will be pledged by the Purchase Contract Agent, on behalf of the holders of the Equity Units, to BNY Trust Company of Missouri, as collateral agent (the COLLATERAL AGENT) for the benefit of the Company, pursuant to the Pledge Agreement, to be dated as of


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March 1, 2002 (the PLEDGE AGREEMENT), among the Company, the Purchase Contract
Agent, the Collateral Agent and BNY Trust Company of Missouri, as custodial agent (the CUSTODIAL AGENT) and securities intermediary (the SECURITIES INTERMEDIARY), to secure the holders' obligation to purchase the Issuable Common Stock under the Purchase Contracts. The rights and obligations of a holder of Securities in respect of Senior Notes (subject to the pledge thereof) and Purchase Contracts will initially be evidenced by a Normal Units Certificate (as defined in the Purchase Contract Agreement).

         The Senior Notes will be issued pursuant to an Indenture, dated as of December 1, 2001 (including the terms of the Senior Notes to be established pursuant thereto, the INDENTURE), between the Company and The Bank of New York, as trustee (the TRUSTEE).

         Pursuant to a Remarketing Agreement (the REMARKETING AGREEMENT) described in the Prospectus (as defined herein) and to be entered into among the Company, the Purchase Contract Agent and a financial institution to be selected by the Company to act each as the reset agent and a remarketing agent (together the REMARKETING AGENT), the Senior Notes or other Pledged Securities (as defined herein) will be remarketed, subject to certain terms and conditions.

         As used in this Agreement, "Transaction Documents" shall mean, collectively, the Purchase Contract Agreement, the Indenture, the Remarketing Agreement and the Pledge Agreement.

         1.   Purchase and Sale.

                  (a) Initial Securities. Upon the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter agrees, at the time and place herein specified, to purchase from the Company, severally and jointly, at the purchase price per Initial Security set forth in
Schedule II attached hereto, the number of Initial Securities set forth in
Schedule I opposite the name of such Underwriter.

                  (b) Option Securities. In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,800,000 Equity Units at the purchase price per Option Security set forth in
Schedule II. The option hereby granted will expire 13 days after the date hereof and may be exercised in whole or in part, from time to time, for the sole purpose of covering sales of Securities in excess of the aggregate number of Initial Securities, upon written notice by the Underwriters to the Company on any business day during such 13-day period setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (each, a DATE OF DELIVERY) shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date (as defined herein). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional

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shares. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. (the NYSE) is open for bidding.

         2. Representations and Warranties of Company. The Company represents and warrants to the several Underwriters as of the date hereof, as of the Closing Date referred to in Section 3(b) hereof and as of each Date of Delivery, if any, referred to in Section 1(b) hereof, and covenants and agrees with the several Underwriters that:

                  (a) Filing of Registration Statement and any Preliminary Prospectus with SEC. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the 1933 ACT), and has filed with the Securities and Exchange Commission (the SEC) the Registration Statement (as defined below) and each Preliminary Prospectus (as defined below) relating to the Securities and the Issuable Common Stock, if any, required to be filed pursuant to Rule 424 under the 1933 Act; and the Registration Statement has been declared effective by the SEC under the 1933 Act and meets the requirements set forth in paragraph (a)(1)(ix) or (a)(1)(x) of Rule 415 under the 1933 Act and complies in all other material respects with such Rule 415. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the SEC, and any request on the part of the SEC for additional information has been complied with by the Company. For purposes of this Agreement, the following terms used herein shall have the following meanings: (i) REGISTRATION STATEMENT shall mean the registration statement on Form S-3 (No. 333-81774) filed by the Company with the SEC for the registration under the 1933 Act of, among other securities, certain securities of the Company, including the Securities and the Issuable Common Stock, as amended and supplemented to the date of this Agreement and including the exhibits thereto, and shall be deemed to include the Incorporated Documents (as defined below);
(ii) INCORPORATED Documents shall mean the documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the 1934 ACT), that are, or are deemed to be, incorporated by reference in the Preliminary Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act;
(iii) PRELIMINARY PROSPECTUS shall mean (A) any prospectus included in the Registration Statement prior to the initial Effective Date (as defined below), or (B) any supplement to the prospectus included in the Registration Statement at the initial Effective Date, as such prospectus may be amended or supplemented as of the date thereof, used in connection with the offering and sale of the Securities and the Issuable Common Stock (other than making confirmations of sales of the Securities) filed with the SEC pursuant to Rule 424 under the 1933 Act, and shall in each case be deemed to include the Incorporated Documents; and
(iv) EFFECTIVE DATE shall mean the later of (x) the date or time that the Registration Statement or any post-effective amendment thereto was declared effective by the SEC under the 1933 Act and (y) the date that the Company's most recent Annual Report on Form 10-K was filed with the SEC under the 1934 Act. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean (i) amendments or supplements to the Registration Statement or the Prospectus and (ii) Incorporated Documents, in each case filed with the SEC or sent to prospective purchasers of the Securities after the date of this Agreement and prior to the completion of the distribution of the Securities and the Issuable Common Stock; provided, however, that any supplement to the prospectus included in the Registration Statement at the initial Effective Date, as such prospectus may be amended or supplemented, filed with the SEC pursuant to Rule 424(b) under the 1933 Act with respect to an offering of securities of the Company other than the Securities and the Issuable Common Stock shall not be deemed to be a supplement to, or a part of, the Prospectus.



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                  (b) Registration Statement; Prospectus; Incorporated
Documents. (i) The Registration Statement, at the Effective Date, any Preliminary Prospectus, when delivered to you for your use in marketing the Securities and the Issuable Common Stock, and the Prospectus, at the time it is filed with the SEC pursuant to Rule 424(b) under the 1933 Act and when delivered to you for your use in making confirmations of sales of the Securities, complied and will comply, as the case may be, in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the 1939 ACT), and, in each case, the rules and regulations of the SEC thereunder; (ii) the Registration Statement, at the Effective Date, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus, at the time it is filed with the SEC pursuant to Rule 424(b) under the 1933 Act, when delivered to you for your use in making confirmations of sales of the Securities and at the Closing Date (and, if any Option Securities are purchased, at each Date of Delivery), will not and any Preliminary Prospectus, when delivered to you for your use in marketing the Securities and the Issuable Common Stock, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) each Incorporated Document, at the time it was or is filed with the SEC, or at the time it became or becomes effective, pursuant to the 1934 Act, complied and will comply, as the case may be, in all material respects with the applicable requirements of the 1934 Act and the rules and regulations of the SEC thereunder and, at such times, did not contain and will not contain, as the case may be, an untrue statement of a material fact and did not omit and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in the case of clauses (i), (ii) and (iii) above, the Company makes no representation or warranty as to information you furnish in writing to the Company expressly for use in the Prospectus, which for purposes of this Agreement shall be deemed to consist solely of the statements in the fifth paragraph, concerning the terms of the offering by the Underwriters, the second sentence of the sixth paragraph, the eighth, ninth and tenth paragraphs, concerning over-allotment and stabilizing transactions by the Underwriters, and the twelfth paragraph in each case, under the caption "Underwriting" in the Prospectus (collectively, the UNDERWRITER INFORMATION). For purposes of this Agreement, PROSPECTUS shall mean the prospectus included in the Registration Statement at the initial Effective Date, as such prospectus may be amended or supplemented (including by Incorporated Documents) as of the date hereof, including by a supplement thereto specifying the terms of the Securities and the Issuable Common Stock and the plan of distribution thereof (the PROSPECTUS SUPPLEMENT), as first filed with the SEC pursuant to Rule 424(b) under the 1933 Act.

                  (c) Securities. The Securities have been duly authorized by the Company, and when authenticated (as applicable), issued and delivered in the manner provided in the relevant Transaction Document and delivered against payment of the purchase price therefor as provided herein, will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith and fair dealing (such exceptions, collectively, the EXCEPTIONS); and the Securities and the Issuable Common Stock will conform in all material respects to the descriptions thereof in the Prospectus.

                  (d) Transaction Documents. At the Closing Date and each Date of Delivery, each of the Transaction Documents will have been duly authorized and, except for the Remarketing Agreement, executed and delivered by the

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Company, and, assuming due authorization, execution and delivery by the other parties thereto, will, except for the Remarketing Agreement, constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Exceptions; each of the Indenture and the Purchase Contract Agreement has been duly qualified under the 1939 Act; and each of the Transaction Documents will conform in all material respects to the description thereof contained in the Prospectus.

                  (e) Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) Due Incorporation and Qualification of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter and to perform its obligations under, or as contemplated by, this Agreement and the Transaction Documents; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the general affairs, business prospects, management, financial position, stockholders' equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a MATERIAL ADVERSE EFFECT).

                  (g) Due Incorporation and Qualification of Subsidiaries. Each significant subsidiary (as defined in Rule 405 under the 1933 Act) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each such subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding common stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock (except with regard to 40% of the common stock of Electric Energy, Inc.) is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title.

                  (h) Material Changes. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited consolidated financial statements incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, taken as a whole, and (ii) there has not been any change in the stockholders' equity (except for regular quarterly dividends, retained earnings and newly issued shares issued pursuant to the Company's dividend reinvestment and stock purchase plan and the Company's 401(k) plans) or long-term debt (other than the repayment of current maturities of long-term debt) of the Company or any material adverse change, or any development


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involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, in each case, otherwise than as described in the Prospectus.

                  (i) No Conflicts; 1935 Act Order in Full Force and Effect; No Other Consents Required. The issue and sale of the Securities and the Issuable Common Stock by the Company, and the compliance by the Company with all of the provisions of the Securities, the Transaction Documents and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or lapse of time or both) constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; the execution, delivery and performance of the Transaction Documents and this Agreement will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained; the SEC has issued its final order under the Public Utility Holding Company Act of 1935, as amended (the 1935 ACT ORDER), authorizing the issuance and sale of the Securities and the Issuable Common Stock by the Company; the 1935 Act Order is in full force and effect and is sufficient to authorize the transactions contemplated by the Transaction Documents and this Agreement; no other consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities and the Issuable Common Stock by the Company or the consummation by the Company of the transactions contemplated by this Agreement or the Transaction Documents, except such as have been obtained under the 1933 Act, the 1934 Act and the 1939 Act, such as will be obtained under the 1934 Act and such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the Issuable Common Stock.

                  (j) Capital Stock. The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Prospectus and the issuance of the Issuable Common Stock will not be subject to any preemptive or other similar right.

                  (k) Pledge Agreement. The Pledge Agreement will create, as collateral security for the performance when due by the holders from time to time of the Securities of their respective obligations under the Purchase Contracts, a valid security interest (as defined in the Uniform Commercial Code, as adopted and in effect in the State of New York (the NEW YORK UCC)) in favor of the Collateral Agent for the benefit of the Company, in the right, title and interest of such holders in the securities and other assets and interests pledged to the Collateral Agent pursuant to the Pledge Agreement (the PLEDGED SECURITIES).



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                  (l) No Defaults. Neither the Company nor any of its
subsidiaries is (i) in violation of its articles of incorporation or by-laws,
(ii) to the best knowledge of the Company, after due inquiry, in violation of any law, ordinance, administrative or governmental rule or regulation, the violation of which would reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or such subsidiaries, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would reasonably be expected to have a Material Adverse Effect.

                  (m) Litigation. Other than as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or that subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and, to the Company's knowledge, no such proceedings are threatened by governmental authorities or others.

                  (n) Financial Statements. The consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus have been prepared in conformity with generally accepted accounting principles in the United States and fairly present the financial position of the Company as of the dates set forth therein.

                  (o) Independent Public Accountants. PricewaterhouseCoopers LLP (the ACCOUNTANTS), who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the 1933 Act and the rules and regulations of the SEC thereunder.

                  (p) Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Securities, the Company will not be, an "investment company," or an entity "controlled" by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

                  (q) Environmental Matters. Except as described in the Prospectus, each of the Company and its subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (ENVIRONMENTAL LAWS), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws or failure to receive, or comply with the terms and conditions of required permits, licenses or approvals, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (r) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is


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compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.  Offering; Payment and Delivery of Securities.

                  (a) Offering. The Underwriters have advised the Company that they propose to make a public offering of the Securities as soon after the effectiveness of this Agreement as in their judgment is advisable. The Underwriters have further advised the Company that they will offer the Securities to the public at the initial public offering price per Security set forth in Schedule II. The Underwriters agree to pledge, through the Purchase Contract Agent, to the Collateral Agent, on behalf of the initial purchasers of the Securities, the Senior Notes underlying the Securities with respect to which the Company and the Underwriters have entered into Purchase Contracts. Such pledge shall be effected by the delivery to the Collateral Agent, through the Purchase Contract Agent, of the Senior Notes to be pledged at the Closing Date or any Date of Delivery in accordance with the Pledge Agreement.

                  (b) Payment and Delivery of Securities. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Thelen Reid & Priest LLP, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 a.m. (New York City time) on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the CLOSING DATE).

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the written notice from the Underwriters to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Goldman, Sachs & Co. for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them in book-entry form through the facilities of The Depository Trust Company (DTC). It is understood that each Underwriter has authorized Goldman, Sachs & Co. to execute this Agreement on its behalf and, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Goldman, Sachs & Co., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or any Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form, which will be deposited by or on behalf of the Company with DTC or its designated custodian. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in New York City not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Date or any Date of Delivery, as the case may be.

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         4. Covenants of Company. The Company covenants and agrees with the several Underwriters that:

                  (a) Filing of Prospectus. The Company will promptly transmit copies of the Prospectus, and any amendments or supplements thereto, in a form approved by the Underwriters, to the SEC for filing pursuant to Rule 424(b) under the 1933 Act.

                  (b) Copies of Registration Statement and Prospectus; Notice of Stop Orders. The Company will deliver to the Underwriters and to Pillsbury Winthrop LLP (UNDERWRITERS' COUNSEL) (i) one conformed copy of the Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), (ii) conformed copies of any amendments and supplements to the Registration Statement, including copies of the Incorporated Documents (other than exhibits thereto), and (iii) a conformed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended and supplemented; prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and from time to time as soon as practicable thereafter, the Company will deliver to the Underwriters as many copies of the Prospectus as amended or supplemented as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; the Company will promptly advise the Underwriters of the issuance of any stop order under the 1933 Act with respect to the Registration Statement (as amended or supplemented) or the institution of any proceedings therefor, or the suspension of the qualification of the Securities or the Issuable Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Securities and the Issuable Common Stock; and the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to secure the prompt removal thereof.

                  (c) Filing of Amendments or Supplements. During the period when a prospectus relating to any of the Securities or the Issuable Common Stock is required to be delivered under the 1933 Act by any Underwriter or any dealer, the Company will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Securities or the Issuable Common Stock filed pursuant to Rule 424(b) under the 1933 Act that differs from the Prospectus as filed pursuant to such Rule 424(b)) or any Incorporated Document to which the Underwriters or Underwriters' Counsel shall object.

                  (d) Compliance with 1933 Act. During the period when a prospectus relating to any of the Securities or the Issuable Common Stock is required to be delivered under the 1933 Act by any Underwriter or any dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Securities and the Issuable Common Stock during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

                  (e) Certain Events and Amendments or Supplements. If, during the period when a prospectus relating to any of the Securities or the Issuable Common Stock is required to be delivered under the 1933 Act by any Underwriter or any dealer, (i) any event relating to or affecting the Company or of which the Underwriters shall advise the Company in writing shall occur as a result of which, in the opinion of the Underwriters or in the opinion of the Company, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1934 Act or the 1939 Act or the rules and regulations of the SEC thereunder, the Company will forthwith at its expense prepare and furnish to the Underwriters a reasonable number of copies of such amendment or supplement that will correct such statement or omission or effect such compliance. Neither the Underwriters' consent to, nor the Underwriters' delivery of, any such amendment or supplement prior to the Closing Date shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                  (f) Blue Sky Qualifications. During the period when a prospectus relating to any of the Securities or the Issuable Common Stock is required to be delivered under the 1933 Act by any Underwriter or any dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities and the Issuable Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation, qualify as a dealer in securities or file a general consent to service of process under the laws of any jurisdiction.

                  (g) Earning Statement. In accordance with Rule 158 under the 1933 Act, the Company will make generally available to its security holders and to holders of the Securities, as soon as practicable, an earning statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158 under the 1933
Act) of the Registration Statement.

                  (h) Exchange Act Documents; Ratings Notification. During the period when a prospectus relating to any of the Securities or the Issuable Common Stock is required to be delivered under the 1933 Act by any Underwriter or any dealer, the Company will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act; and the Company will promptly notify the Underwriters of any written notice given to the Company by any "nationally recognized statistical rating organization" within the meaning of Rule 436(g)(2) under the 1933 Act (a RATING AGENCY) of any intended decrease in any rating of any securities of the Company or of any intended change in any such rating that does not indicate the direction of the possible change of any such rating, in each case by any such Rating Agency.

                  (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Goldman, Sachs & Co., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap, or any other agreement or any transaction, that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities and the Issuable Common Stock, (B) any shares of Common Stock issued by the

Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (D) any shares of Common Stock issued pursuant to any nonemployee director stock plan or dividend reinvestment and stock repurchase plan in effect on the date of the filing of the Registration Statement or (E) the issuance and sale by the Company of up to 5,750,000 shares of Common Stock pursuant to an underwriting agreement between the Company and the Underwriters named therein.

                  (j) Payment of Expenses. Whether or not any sale of the Securities is consummated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel for the Company and the Accountants in connection with the registration of the Securities and the Issuable Common Stock under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments or supplements thereto and the mailing and delivering of copies thereof to you and any dealers; (ii) the cost of printing or producing this Agreement and the Transaction Documents, any blue sky memorandum, closing documents (including any compilations thereof) and other documents in connection with the offering, purchase, sale and delivery of the Securities and the Issuable Common Stock;
(iii) all expenses (not to exceed $5,000) in connection with the qualification of the Securities and the Issuable Common Stock for offering and sale under state securities laws as provided in Section 4(f) hereof, including the fees and disbursements of Underwriters' Counsel in connection with such qualification and in connection with any such blue sky memorandum; (iv) the fees and expenses incurred in connection with the listing of the Securities and the Issuable Common Stock on the NYSE; (v) the cost of preparing the Securities and the Issuable Common Stock; (vi) the fees and disbursements of the Trustee, the Purchase Contract Agent, the Collateral Agent and the Remarketing Agent, any agent thereof and the fees and expenses of counsel thereof; (vii) any fees charged by securities ratings services for rating the Securities; and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this
Section 4(j); but, if for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than due to a default by the Underwriters), the Company will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of Underwriters' Counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriters with respect to the Securities except as provided in this Section 4(j) and Section 6 hereof. It is understood that, except as provided in this Section 4(j) and Section 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of Underwriters' Counsel and any advertising expenses in connection with any offers the Underwriters may make.

                  (k) Listing. The Company will use its best efforts to effect the listing of the Securities (or the "normal units" as referred to in the Prospectus) and the Issuable Common Stock on the NYSE.

                  (l) Use of Proceeds. The Company will use the net proceeds from the issuance and sale of the Securities in the manner described in the Prospectus under "Use of Proceeds".

                  (m) Issuable Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Issuable Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Issuable Common Stock pursuant to the Purchase Contracts.

                  (n) Electronic Version of Company Logos. The Company will, upon request of any Underwriter, furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the LICENSE); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

         5. Conditions to Underwriter's Obligations. The obligations of the several Underwriters under this Agreement shall be subject to the condition that all representations and warranties of the Company contained in this Agreement are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder on or prior to the Closing Date and the following additional conditions:

                  (a) Filing of Prospectus with SEC; No Stop Order; 1935 Act Order in Full Force and Effect. The Prospectus, and any supplements thereto, shall have been filed with the SEC within the time period prescribed for such filing by Rule 424(b) under the 1933 Act and in accordance with Section 4(a) hereof; all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and the 1935 Act Order shall be in full force and effect and sufficient to authorize the transactions contemplated by this Agreement and the Transaction Documents.

                  (b) Opinion of Underwriters' Counsel. At the Closing Date, Underwriters' Counsel shall have furnished to you an opinion, dated the Closing Date, with respect to the validity of the Securities, the Prospectus and the Registration Statement and such other related matters as you may reasonably request, and Underwriters' Counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters. In rendering such opinion, such counsel (A) may rely as to matters involving the application of the laws of the State of Missouri upon the opinion of Steven R. Sullivan, Vice President, General Counsel and Secretary of the Company, rendered pursuant to Section 5(c)(1) hereof and (B) may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                  (c) Opinion of Company Counsel. (1) At the Closing Date, Steven R. Sullivan, Vice President, General Counsel and Secretary of the Company, shall have furnished to you an opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter and to perform its obligations under, or as contemplated by, this Agreement and the Transaction Documents; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect;

                  (ii) each significant subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with all power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each such subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding common stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock (except with regard to 40% of the common stock of Electric Energy, Inc.) is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title;

                  (iii) other than as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or such subsidiaries is the subject which, if determined adversely to the Company or such subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to such counsel's knowledge, no such proceedings are threatened by governmental authorities or others; and the statements included or incorporated by reference in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company or any of its subsidiaries fairly summarize such matters;

                  (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                  (v) the Company has an authorized capitalization as set forth in the Prospectus; the shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Ancillary Agreements (as defined below) against payment of the purchase price therefor, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Issuable Common Stock will not be subject to any preemptive or other similar right;

                  (vi) the Equity Units and the Senior Notes have been duly authorized, executed and delivered by the Company; and, assuming due payment by the Underwriters in accordance with the terms of this Agreement, the Equity Units, the Senior Notes and the Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by the Exceptions, and the Purchase Contracts will be entitled to the benefits provided by the Purchase Contract Agreement and the Senior Notes will be entitled to the benefits provided by the Indenture;

                  (vii) each of the Purchase Contract Agreement, the Indenture and the Pledge Agreement (the "Ancillary Agreements") has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms, except as may be limited by the Exceptions; each of the Indenture and the Purchase Contract Agreement has been duly qualified under the 1939 Act;

                  (viii) the issue and sale of the Securities and the Issuable Common Stock by the Company, and the compliance by the Company with all of the provisions of the Securities, the Ancillary Agreements and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and the execution, delivery and performance of the Ancillary Agreements and this Agreement will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained;

                  (ix) the Company is not, and, after giving effect to the offering and sale of the Securities, the Company will not be, an "investment company," or an entity "controlled" by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended;

                  (x) the SEC has issued the 1935 Act Order authorizing the issuance and sale of the Securities and the Issuable Common Stock by the Company; the 1935 Act Order is in full force and effect and is sufficient to authorize the transactions contemplated by the Ancillary Agreements and this Agreement; and no other consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities and the Issuable Common Stock by the Company, or the consummation by the Company of the transactions contemplated by the Ancillary Agreements and this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act and the 1939 Act and such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the Issuable Common Stock;

                  (xi) the Registration Statement, at the Effective Date, and the Prospectus, at the time it was filed with the SEC pursuant to Rule 424(b) under the 1933 Act (except in each case as to financial statements and other financial data contained or incorporated by reference therein, upon which such counsel need not pass), complied as to form in all material respects with the requirements of the 1933 Act and the 1939 Act and the respective rules and regulations of the SEC thereunder; each Incorporated Document as originally filed pursuant to the 1934 Act (except as to financial statements and other financial data contained or incorporated by reference therein, upon which such counsel need not pass) complied as to form when so filed in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder; the Registration Statement has become, and on the Closing Date is, effective under the 1933 Act and, to the best of such counsel's knowledge, no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the 1933 Act; and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement (except as to financial statements and other financial data contained or incorporated by reference therein, upon which such counsel need not pass), at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except as to financial statements and other financial data contained or incorporated by reference therein, upon which such counsel need not pass), at the time it was filed with the SEC pursuant to Rule 424(b) under the 1933 Act or on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (xii) the statements set forth in the Prospectus under the captions "Description of the Equity Security Units," Description of the Senior Notes," "Description of Debt Securities" and "Description of Common Stock," insofar as they purport to constitute a summary of the terms of the Securities and the Issuable Common Stock, and under the captions "Plan of Distribution" and "Underwriting," insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

Such opinion shall also state that such counsel has no knowledge of any litigation, pending or threatened, that challenges the validity of the Securities, the Issuable Common Stock, the Ancillary Agreements or this Agreement, or that seeks to enjoin the performance of the Company's obligations hereunder or thereunder or that might reasonably be expected to have a Material Adverse Effect except as described in the Prospectus.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. Such counsel's opinion may further state that it is addressed to the Underwriters and is rendered solely for their benefit and may not be relied upon in any manner by any other person (other than Underwriters' Counsel and Thelen Reid & Priest LLP as to certain matters involving the application of the laws of the State of Missouri in their respective opinions to the Underwriters on the date of such opinions) without such counsel's prior written consent.

         (2) At the Closing Date, Thelen Reid & Priest LLP, special counsel to the Company shall have furnished to you an opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect of clauses (iv), (v),
(vi), (vii), (ix), (x), (xi) (except for the second clause thereof) and (xii) of subparagraph (1) of this Section 5(c). In addition, such counsel will confirm as its opinion the statements under "U.S. Federal Income Tax Consequences" in the Prospectus. In rendering such opinion, such counsel (A) may rely as to matters involving the application of the laws of the State of Missouri upon the opinion of Steven R. Sullivan, Vice President, General Counsel and Secretary of the Company, rendered pursuant to subparagraph (1) of this Section 5(c) and (B) may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                  (d) Letters of Accountants. On the date of this Agreement, and at the Closing Date, the Accountants shall have furnished to the Underwriters letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the 1933 Act and the rules and regulations of the SEC thereunder with respect to the Company and its subsidiaries and stating in effect that:

                  (i) in the opinion of the Accountants, the consolidated financial statements and schedules included or incorporated by reference in the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the respective rules and regulations of the SEC thereunder; and

                  (ii) on the basis of a reading of the unaudited consolidated financial statements included or incorporated by reference in the Prospectus and the latest available interim unaudited consolidated financial statements of the Company, the performance of the procedures specified by the American Institute of Certified Public Accountants for a review of any such financial statements as described in Statement on Auditing Standards No. 71, inquiries of officials of the Company responsible for financial and accounting matters and a reading of the minutes of meetings of the stockholders and the Board of Directors of the Company and the Audit Committee thereof through a specified date not more than five days prior to the date of the applicable letter, nothing came to the attention of the Accountants that caused them to believe that: (A) any material modification should be made to the unaudited consolidated financial statements included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles or any such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act and the respective rules and regulations of the SEC thereunder; (B) for the period from the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus through the date of the most recent available consolidated financial statements of the Company and at a subsequent date not more than five days prior to the date of such letter, there were any decreases in total consolidated operating revenues, operating income or net income as compared with the comparable period of the preceding year; or (C) at the date of the most recent available financial statements of the Company and at a subsequent date not more than five days prior to the date of such letter, there was any change in the capital stock of the Company, any increase in long-term debt of the Company, any decrease in consolidated net current assets (working capital) of the Company or any decrease in common stockholders' equity of the Company as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Prospectus, except in all instances for changes, increases or decreases that the Prospectus discloses have occurred or may occur; or, in each such case, for changes, increases or decreases that are described in such letter that are reasonably satisfactory to you.

Such letter shall also cover such other matters as you shall reasonably request, including but not limited to the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's financial statements included or incorporated by reference in the Prospectus and any other information of an accounting or financial nature included or incorporated by reference therein that is derived from the accounting records of the Company.

                  (e) No Material Changes. (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the most recent audited consolidated financial statements included or incorporated by reference in the Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as described in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), in the judgment of the Underwriters is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of any Securities.

                  (f) Approval of Listing. At the Closing Date, the Securities (or the "normal units" as referred to in the Prospectus) and the Issuable Common Stock shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                  (g) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit A attached hereto signed by the persons listed on Schedule III attached hereto.

                  (h) Nonoccurrence of Certain Events. On or after the date of this Agreement, there shall not have occurred any of the following: (i) a suspension or limitation of trading in securities of the Company or generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market or any setting of minimum or maximum prices for trading thereon; (ii) a general moratorium on commercial banking activities in New York, New York declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;
(iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, which, in the case of either clause (iii) or (iv), in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of any of the Securities.

                  (i) Officers' Certificate. At the Closing Date, the Company shall have furnished or caused to be furnished to the Underwriters a certificate, dated the Closing Date, of (i) the chief executive officer, the President or any Senior Vice President of the Company and (ii) the Treasurer of the Company in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date, and that the Company has complied with all agreements and has satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that, subsequent to the respective dates as of which information is given in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as described in the Prospectus.

                  (j) Ratings. Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch, Inc. shall have publicly assigned to the long-term senior debt securities of the Company ratings of at least "A3", "A-" and "A", respectively, and ratings at least at those "A3", "A-" and "A" levels shall be in full force and effect at the Closing Date and any Date of Delivery.

                  (k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 1(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary hereunder shall be true and correct as of each Date of Delivery and, at such Date of Delivery, the Underwriters shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of (x) the chief executive officer, the President or any Senior Vice President of the Company and (y) the Treasurer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinions of Company Counsel. The favorable opinions of Steven R. Sullivan, Vice President, General Counsel and Secretary of the Company and Thelen Reid & Priest LLP, in form and substance satisfactory to you, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(c)(1) and (2), respectively, hereof.

                  (iii) Opinion of Underwriters' Counsel. The favorable opinion of Underwriters' Counsel, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iv) Bring-down Letter of Accountants. A letter from the Accountants, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to
         Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five business days prior to such Date of Delivery.

                  (l) Other Documents and Certificates. At the Closing Date and each Date of Delivery, if any, Underwriters' Counsel shall have been furnished with all such documents, certificates and opinions as Underwriters' Counsel may reasonably request and that are customary for transactions of a similar nature, and of which the Company has been notified in writing prior to the date hereof, in order to evidence the accuracy and completeness of any of the representations, warranties, certificates or other written statements of the Company provided to the Underwriters pursuant to this Agreement, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained. All proceedings taken by the Company at or prior to the Closing Date or any Date of Delivery in connection with the authorization, issuance and sale of the Securities as contemplated by this Agreement, including, without limitation, the execution of this Agreement, shall be reasonably satisfactory in form and substance to the Underwriters and Underwriters' Counsel.

         In case any of the conditions specified above in this Section 5 shall not have been fulfilled, this Agreement may be terminated by you upon mailing or otherwise delivering written notice thereof to the Company. Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 4(j) hereof and except for any liability under
Section 6 hereof.

         6.  Indemnification and Contribution

                  (a) Indemnification by Company. The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages, liabilities or expenses, as and when incurred, to which such Underwriter may become subject, joint or several, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse such Underwriter for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Underwriters) when and as incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to an Underwriter to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Securities or any such amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information.

                  (b) Indemnification by the Underwriters. Each Underwriter, severally, will indemnify and hold harmless the Company against any losses, claims, damages, liabilities or expenses to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Securities or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Securities or any such amendment or supplement, in reliance upon and in conformity with the Underwriter Information, and will reimburse the Company for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Company) when and as incurred by the Company in connection with investigating or defending any such action or claim.

                  (c) General. Promptly after receipt by an indemnified party under Section 6(a) or 6(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or 6(b) hereof, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 6(a) or 6(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 6(a) or (b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 6(a) or 6(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel at the indemnifying party's expense and to control its defense of such action if (i) the indemnifying party and the indemnified party agree to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such action in a timely manner or (iii) the indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or another indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Contribution. If the indemnification provided for in this
Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) hereof in respect of any losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 6(a) or 6(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions the Underwriters received. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this
Section 6(d). The amount paid or payable by such an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) referred to above in this Section 6(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. The obligations of the Underwriters to contribute hereunder are several and not joint. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Scope of Obligations. The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls each Underwriter within the meaning of the 1933 Act or the 1934 Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

         7. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of the Company or the Underwriters, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters, any of their officers, directors, employees, agents or other representatives or controlling persons, or the Company, any officer or director of the Company who signed the Registration Statement or any controlling person of the Company, and shall survive delivery of and payment for the Securities.

         8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman, Sachs & Co. 85 Broad Street, New York, New York 10004,
Attention: Registration Department, fax number: 212-902-3000; and notices to the Company shall be directed to Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103, attention of Treasurer.

         9. Default by an Underwriter. If any Underwriter shall fail at the Closing Date to purchase the Securities which it is obligated to purchase under this Agreement (the DEFAULTED SECURITIES), the non-defaulting Underwriter or Underwriters shall have the right, but not the obligation, within 24 hours thereafter, to purchase, or to make arrangements for the appointment of another purchaser to purchase, the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the non-defaulting Underwriter or Underwriters shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriter or Underwriters. No action taken pursuant hereto shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriter or Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding 7 days in order to effect any required changes in the Registration Statement, the Prospectus or in any other documents or arrangements related thereto. The term "Underwriter" for purposes of this Agreement includes any such person substituted for the defaulting Underwriter. Notwithstanding any termination pursuant to this Section 9, the provisions of Sections 4(j), 6, 7 and 10 hereof shall remain in effect.

         10. Miscellaneous. The rights and duties of the parties to this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York. This Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Underwriters except to the extent provided in Section 6(e) hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No person who purchases any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The word "or" shall not be exclusive, and all references in this Agreement to the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or subdivision hereof, and the captions to such Sections and subdivisions are for convenience only and shall not affect the construction hereof. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to the Company the enclosed duplicate hereof, whereupon this Agreement will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                        Very truly yours,

                                        AMEREN CORPORATION

                                        By:   /s/ Charles W. Mueller
                                          ---------------------------------
                                           Name:  Charles W. Mueller
                                           Title: Chief Executive Officer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.

BY:  GOLDMAN, SACHS & CO.

/s/ Goldman Sachs, & Co.
------------------------
(Goldman, Sachs & Co.)

                                   SCHEDULE I
                                   ----------

                                                               NUMBER OF INITIAL
        NAME OF UNDERWRITER                                        SECURITIES
        -------------------                                        ----------

        Goldman, Sachs & Co................................        6,900,000

        Lehman Brothers Inc................................        2,580,000

        Banc of America Securities LLC.....................        1,260,000

        J.P. Morgan Securities Inc.........................        1,260,000
                                                                   ---------

             TOTAL.........................................       12,000,000
                                                                  ==========

                                    Sch I-1

                                   SCHEDULE II

         1. The initial public offering price per Security shall be $25.00.

         2. The purchase price per Security to be paid by the several Underwriters shall be $24.25, being an amount equal to the initial public offering price set forth above less $0.75 per Security.


                                    Sch II-1

                                  SCHEDULE III

                       List of persons subject to lock-up

Charles W. Mueller
Warner L. Baxter
Thomas R. Voss
David A. Whiteley
Daniel F. Cole
Paul A. Agathen
Garry L. Randolph
Gary L. Rainwater
R. Alan Kelley



                                    Sch III-1

                                                                       Exhibit A

                                                    February __, 2002



Goldman, Sachs & Co.
Lehman Brothers Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
c/o   Goldman, Sachs & Co.
      85 Broad Street
      New York, New York 10004

                  Re:      Proposed Public Offering by Ameren Corporation
                           ----------------------------------------------

Dear Sirs:


         The undersigned, a stockholder of Ameren Corporation, a Missouri corporation (the "Company"), understands that Goldman, Sachs & Co., Lehman Brothers Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, $.01 par value per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Goldman, Sachs & Co., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                   Very truly yours,




                                   Signature:
                                              ---------------------------------

                                   Print Name:
                                              ---------------------------------

                                   Title:
                                              ---------------------------------

                                      A-1